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                                                                   EXHIBIT 10(f)
                         BECTON, DICKINSON AND COMPANY

                        1982 INCENTIVE STOCK OPTION PLAN

                    AS AMENDED AND RESTATED FEBRUARY 8, 1994
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SECTION 1.    PURPOSE

       The purpose of this Incentive Stock Option Plan is to provide an additional incentive to key employees of Becton, Dickinson and Company and its subsidiaries, and to aid in attracting and retaining employees of outstanding ability.

SECTION 2.    DEFINITIONS

       Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Section 2.

     (a) "Board" shall mean the Board of Directors of Becton, Dickinson and Company.

     (b) "Change of Control". A change in control of the Company shall be deemed to have occurred if, over the initial opposition of the then incumbent Board (whether or not such Board ultimately acquiesces therein),
     (i) any person or group of persons shall acquire, directly or indirectly, stock of the Company having at least 25% of the voting power, or (ii) any shareholder or group of shareholders shall elect a majority of the members of the Board.

     (c) "Code" shall mean the Internal Revenue Code of 1954 as it may be amended from time to time.

     (d) "Committee" shall mean the Compensation and Benefits Committee of the Board or such other committee as may be designated by the Board. The Committee shall consist of three or more members of the Board who are not eligible to participate in the Plan and who, within one year prior to their appointment, have not been eligible to participate in the Plan.

     (e)  "Company" shall mean Becton, Dickinson and Company.

     (f) "Date of Exercise" shall mean the earlier of the date on which written notice of exercise, together with payment in full, is received at the office of the Secretary of the Company or the date on which such notice and payment are mailed to the Secretary of the Company at its principal office by certified or registered mail.

     (g) "Employee" shall mean any employee, including any officer, of the Company or any of its Subsidiaries.

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     (h)  "Fair Market Value" shall mean for any day the mean of the highest and lowest selling prices of the Stock as reported by the New York Stock Exchange (Composite Transactions).

     (i)  "Grantee" shall mean an Employee granted an Incentive Stock Option.

     (j) "Granting Date" shall mean the date on which the Committee authorizes the issuance of an Incentive Stock Option for a specified number of shares of Stock to a specified Employee.

     (k) "Incentive Stock Option" shall mean an option granted pursuant to the Plan to purchase shares of Stock.

     (l) "Plan" shall mean the Becton, Dickinson and Company 1982 Incentive Stock Option Plan as set forth herein and as amended from time to time.

     (m) "Stock" shall mean the Common Stock, par value $1 per share, of the Company.

     (n) "Stock Appreciation Right" shall mean a right granted pursuant to the Plan to receive Stock, cash, or a combination thereof, upon the surrender of the right to purchase all or part of the Stock covered by an Incentive Stock Option.

     (o)  "Subsidiary" shall mean any subsidiary corporation as defined in
     Section 425 of the Code.


SECTION 3.   SHARES OF STOCK SUBJECT TO THE PLAN

     Subject to the provisions of Section 9, a pool of 3,500,000 shares of Stock shall be reserved for issuance upon the exercise of Incentive Stock Options granted pursuant to this Plan as well as options granted pursuant to the 1982 Unqualified Stock Option Plan also adopted by the Company. Thus, options granted under this Plan and the 1982 Unqualified Stock Option Plan shall be limited to 3,500,000 shares in the aggregate, subject to adjustment. The exercise of all or any part of an Incentive Stock Option shall not result in the cancellation or limitation of rights to exercise options granted under the 1982 Unqualified Stock Option Plan. Shares delivered under the Plan may be authorized but previously unissued shares or issued shares which have been reacquired by the Company. If an Incentive Stock Option expires, is surrendered or is otherwise terminated without the issuance of Stock for the full amount of such option, the unpurchased shares shall again be available for options.


SECTION 4.  ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the terms and

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provisions of Incentive Stock Option agreements, and to make all other determinations necessary or advisable for the administration of the Plan. Any controversy or claim arising out of or related to this Plan shall be determined unilaterally by and at the sole discretion of the Committee.


SECTION 5.   GRANTING OF INCENTIVE STOCK OPTIONS

     (a) Only key Employees of the Corporation shall be eligible to receive Incentive Stock Options under the Plan. Directors of the Corporation who are not also Employees shall not be eligible for Incentive Stock Options.

     (b) The purchase price of each share of Stock subject to an Incentive Stock Option shall be 100% of the Fair Market Value of a share of the Stock on the Granting Date.

     (c) The Committee shall determine and designate from time to time those key Employees who are to be granted Incentive Stock Options and specify the number of shares subject to each Incentive Stock Option.

     (d) With respect to Incentive Stock Options granted after December 31, 1986 the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year (under all such plans of the individual's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

     (e) An Incentive Stock Option shall be exercisable during such period or periods and in such installments as shall be fixed by the Committee at the time the option is granted; but each Incentive Stock Option shall expire not later than ten years from the Granting Date.

     (f) Each Incentive Stock Option shall provide by its terms that it is not transferable otherwise than by will or the laws of descent and distribution and is exercisable, during the Grantee's lifetime, only by the Grantee.

     (g) The Committee may make such other provisions as may appear desirable to the Committee or necessary to qualify its grants under the provisions of
     Section 422A of the Code.

     (h) Incentive Stock Options may be granted to an Employee who has previously received Incentive Stock Options or other options whether such prior Incentive Stock Options or other options are still outstanding, have previously been exercised or surrendered in whole or in part, or are cancelled in connection with the issuance of new Incentive Stock Options.

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SECTION 6.   EXERCISE OF INCENTIVE STOCK OPTIONS

     (a) Except as provided in Section 8, no Incentive Stock Option may be exercised at any time unless the Grantee is an employee of the Company or a Subsidiary on the Date of Exercise.

     (b) The Grantee shall pay the option price in full on the Date of Exercise of an Incentive Stock Option in cash, by check, by delivery of full shares of Stock of the Company, duly endorsed for transfer to the Company with signature guaranteed, or by any combination thereof. Stock will be accepted at its Fair Market Value on the Date of Exercise.

     (c) The number of shares which are issued pursuant to the exercise of an Incentive Stock Option shall be charged against the maximum number of shares authorized under the Plan.

     (d) No Incentive Stock Option granted before January 1, 1987, shall be exercisable while there is outstanding any incentive stock option which was granted before the granting of such Incentive Stock Option to the Grantee to purchase stock of the Company or a Subsidiary (determined at the time of granting of the Incentive Stock Option) or a predecessor of any of such corporations. An option shall be treated as outstanding for this purpose until it is exercised in full or expires by reason of lapse of time. The exercise of Stock Appreciation Rights shall constitute the exercise of the related Incentive Stock Option to the extent of the number of shares as to which option rights are surrendered.


SECTION 7.   STOCK APPRECIATION RIGHTS

     (a) The Committee may grant Stock Appreciation Rights in connection with any Incentive Stock Option.

     (b) Stock Appreciation Rights shall be exercisable at such times and to the extent that the related Incentive Stock Option shall be exercisable, unless the Committee specifies a more restrictive period.

     (c) Upon the exercise of a Stock Appreciation Right, the Grantee shall surrender the related Incentive Stock Option or a portion thereof and shall be entitled to receive payment of an amount determined by multiplying the number of shares as to which option rights are surrendered by the difference obtained by subtracting the exercise price per share of the related Incentive Stock Option from the Fair Market Value of a share of Stock on the Date of Exercise of the Stock Appreciation Right.

     (d) Payment of the amount determined under subparagraph 7(c) above shall be made in Stock, in cash, or partly in cash and partly in Stock as the Committee shall determine in its sole discretion.

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     (e)  Except as provided in Section 10(b), the exercise of a Stock
     Appreciation Right for cash may be made only during the period beginning on the third business day following the release of quarterly or annual financial data and ending on the twelfth business day following such date.

     (f) Shares covered by Incentive Stock Options which are surrendered upon the exercise of Stock Appreciation Rights shall not be charged against the maximum number of shares authorized under the Plan.


SECTION 8.  TERMINATION OF EMPLOYMENT

     If a Grantee ceases to be an Employee, then:

     (a) if termination of employment is voluntary or involuntary without cause, the Grantee may exercise each Incentive Stock Option held by him within three months after such termination (but not after the expiration date of the option) to the extent of the number of shares subject to the option which are purchasable pursuant to its terms at the date of termination;

     (b) if termination is for cause, all Incentive Stock Options held by the Grantee shall be cancelled as of the date of termination;

     (c) if termination is by reason of retirement at a time when the Grantee is entitled to the current receipt of benefits under any retirement plan maintained by the Company or any Subsidiary or by reason of disability, the Grantee may exercise each Incentive Stock Option held by him within three months after such termination (but not after the expiration date of the option) to the extent of the total number of shares subject to the option, irrespective of the number which would have otherwise been purchasable pursuant to the terms of the option at the date of termination;

     (d) if termination is by death of the Grantee, or if the Grantee dies within three months following retirement pursuant to Section 8(c), each Incentive Stock Option held by the Grantee may be exercised by the Grantee's estate, or by any person who acquires the right to exercise the option by reason of the optionee's death, at any time within a period of one year after death (but not after the expiration date of the option) to the extent of the total number of shares subject to option, irrespective of the number which would have otherwise been purchasable pursuant to the terms of the option at the date of death; or

     (e) if the Grantee should die within three months after voluntary termination of employment or involuntary termination without cause, as contemplated in Section 8(a), each Incentive Stock Option held by the Grantee may be exercised by the Grantee's estate, or by any person who acquires the right to exercise by reason of the optionee's death, at any time within a period of one year after death (but not after the expiration date of the option) to the extent of the number of shares subject to the option which were purchasable pursuant to its terms at the date of termination.

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SECTION 9.   ADJUSTMENTS

     There shall be proportionate adjustments of the aggregate number of shares available under the Plan, the number of shares subject to each outstanding Incentive Stock Option and Stock Appreciation Right and the option prices in the event of an increase in the number of issued shares of Stock by reason of any stock dividend, stock split-up, or other issuance of shares without consideration.


SECTION 10.   TENDER OFFER; CHANGE IN CONTROL

     (a) An Incentive Stock Option shall become immediately exercisable to the extent of the total number of shares subject to the option in the event of
     (i) a tender offer by a person or persons other than the Company for all or any part of the outstanding Stock if, upon consummation of the purchases contemplated the offeror or offerors would own, beneficially or of record, an aggregate of more than 25% of the outstanding Stock, or (ii) a Change in Control of the Company.

     (b) The Committee may authorize the payment of cash upon the exercise of a Stock Appreciation Right during a period (i) beginning on the date on which a tender offer as described in (a), above, is first published or sent or given to holders of Stock and ending on the date which is seven days after its termination or expiration, or (ii) beginning on the date on which a Change in Control of the Company occurs and ending on the twelfth business day following such date.


SECTION 11.   GENERAL PROVISIONS

     (a) Each Incentive Stock Option shall be evidenced by a written instrument containing such terms and conditions, not inconsistent with this Plan, as the Committee shall approve.

     (b) The granting of an Incentive Stock Option in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or such Subsidiary to terminate an Employee's employment at any time.

     (c) Notwithstanding any other provision of the Plan, the Company shall not be required to issue or deliver any certificate or certificates for shares of Stock under the Plan prior to fulfillment of all of the following conditions:

          (i) The listing, or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange;

          (ii) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or

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     other qualification which the Committee may, in its discretion upon the advice of counsel, deem necessary or advisable; and

          (iii) The obtaining of any other consent, approval or permit from any state or federal governmental agency which the Committee may, in its discretion upon the advice of counsel, determine to be necessary or advisable.


SECTION 12.   AMENDMENT AND TERMINATION

     (a) The Plan shall terminate on May 24, 1992, and no Incentive Stock Option shall be granted hereunder after that date, provided that the Board may terminate the Plan at any time.

     (b) The Board may amend the Plan at any time without notice; provided however, that the Board may not, without prior approval by the shareholders, (i) increase the maximum number of shares for which options may be granted (except as contemplated by the provisions of Section 9 hereof), (ii) change the eligibility requirements for individuals entitled to receive options, (iii) change the purchase price of options, (iv) withdraw the administration of the Plan from a committee of directors of the Company who are not eligible to receive options, or (v) materially increase the benefits accruing to Grantees.

     (c) No termination or amendment of the Plan may, without consent of a Grantee to whom an Incentive Stock Option shall theretofore have been granted, adversely affect the rights of such Grantee under such option.


SECTION 13.   EFFECTIVE DATE AND SHAREHOLDERS APPROVAL

     The Plan shall become effective May 25, 1982 upon its approval by the Board, subject to approval or ratification by a majority of the votes cast by the holders of shares entitled to vote thereon at the next Annual Meeting of Shareholders of the Company or any adjournment or postponement thereof. The Committee may grant Incentive Stock Options the exercise of which shall be expressly subject to the condition that the Plan shall have been approved or ratified by the shareholders of the Company.



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